Exhibit 99.1

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Prospect Medical Holdings, Inc.		The Equity Group Inc.

Linda Hodges, Executive Vice President

Devin Sullivan

(310) 337-4170		(212) 836-9608
Linda.hodges@prospectmedical.com		dsullivan@equityny.com

FOR IMMEDIATE RELEASE

PROSPECT MEDICAL HOLDINGS TO PRESENT AT

FRIEDMAN, BILLINGS, RAMSEY & CO. 2006 GROWTH INVESTOR CONFERENCE

Culver City, CA – May 25, 2006 – Prospect Medical Holdings, Inc. (AMEX: PZZ) (“Prospect Medical”), which manages the medical care of individuals enrolled in managed care (HMO) plans in southern California, today announced that it is scheduled to present at the Friedman, Billings, Ramsey & Co. 2006 Growth Investor Conference on Thursday, June 1, 2006 at 9:00 AM Eastern Time. The conference is being held at The Grand Hyatt New York.

Investors can access the live presentation and view a copy of the slide presentation via the home page of Prospect Medical’s website at www.prospectmedicalholdings.com. Interested parties should go to the website at least 15 minutes early to register, download and install any necessary audio software. You can also access the webcast and replay at http://www.wsw.com/webcast/fbr15/pzz/.

ABOUT THE COMPANY

Prospect Medical Holdings manages the medical care of individuals enrolled in HMO plans in Southern California. The Company, through its Independent Physician Associations (“IPAs”), contracts with health care professionals to provide a full range of services to HMO enrollees. Prospect Medical does not acquire bricks and mortar, but rather the medical management of the lives serviced by the acquired IPAs. Services provided by Prospect Medical include contract negotiations, physician recruiting and credentialing, HR, claims administration, financial services, provider relations, case management, quality assurance, data collection and MIS. Prospect Medical owned 11 IPAs at March 31, 2006, comprised of approximately 9,000 primary care and specialist physicians serving approximately 178,000 HMO members.

The presentation noted within this press release may contain forward-looking statements. Additional written or oral forward-looking statements may also be made by the Company from time to time, in filings with the Securities and Exchange Commission, or otherwise. Statements contained in such presentations that are not historical facts are forward-looking statements. Investors are cautioned that forward-looking statements, including the statements regarding anticipated or expected results, involve risks and uncertainties which may affect the Company’s business and prospects, including those outlined in the Company’s Form 10-K filed on December 27, 2005 and in the Form 10-Q for the period ended March 31, 2006. Any forward-looking statements that might be contained in the presentation represent our estimates only as of the date hereof, or as of such earlier dates as are indicated, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

####